Exhibit 99.1

NEWS RELEASE

Range Announces Third Quarter 2023 Results

FORT WORTH, TEXAS, October 24, 2023…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its third quarter 2023 financial results.

Third Quarter 2023 Highlights –

•
Cash flow from operating activities of $150 million
•
Cash flow from operations, before working capital changes, of $240 million
•
Capital spending was $151 million, approximately 25% of the 2023 budget
•
Production averaged 2.12 Bcfe per day, approximately 68% natural gas
•
Price realizations including hedges of $3.09 per mcfe – premium of $0.54 over NYMEX natural gas
•
NGL realizations of $24.44 per barrel – premium of $0.63 over Mont Belvieu equivalent
•
Natural gas differentials, including basis hedging, averaged ($0.56) per mcf to NYMEX

Commenting on the quarter, Dennis Degner, the Company’s CEO said, “Third quarter results continued to showcase the resilience of Range’s business. Range’s competitive cost structure, low relative capital intensity, liquids optionality and thoughtful hedging allowed us to generate strong full-cycle margins despite challenged natural gas prices. Strong operational execution, longer laterals, and consistent well results are driving a 2023 maintenance production plan that requires only 51 wells to be turned to sales this year. The Range team remains focused on efficiently developing our Marcellus assets to create value for shareholders into what we expect is an improving macro outlook for natural gas and natural gas liquids.”

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, taxes other than income, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

Third Quarter 2023 Results

GAAP revenues for third quarter 2023 totaled $610 million, GAAP net cash provided from operating activities (including changes in working capital) was $150 million, and GAAP net income was $49 million ($0.20 per diluted share). Third quarter earnings results include a $38 million mark-to-market derivative gain due to decreases in commodity prices.

Non-GAAP revenues for third quarter 2023 totaled $649 million, and cash flow from operations before changes in working capital, a non-GAAP measure, was $240 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $111 million ($0.46 per diluted share) in third quarter 2023.

The following table details Range’s third quarter 2023 unit costs per mcfe(a):

Expenses	3Q 2023 (per mcfe)	3Q 2022 (per mcfe)	Increase (Decrease)

Direct operating(a)	$ 0.11	$ 0.11	0%
Transportation, gathering, processing and compression(a)	1.42	1.65	(14%)
Taxes other than income	0.02	0.05	(60%)
General and administrative(a)	0.15	0.15	0%
Interest expense(a)	0.15	0.19	(21%)
Total cash unit costs(b)	1.86	2.15	(13%)
Depletion, depreciation and amortization (DD&A)	0.45	0.46	(2%)
Total unit costs plus DD&A(b)	$ 2.31	$ 2.61	(12%)

(a)
Excludes stock-based compensation, one-time settlements, and amortization of deferred financing costs.
(b)
Totals may not be exact due to rounding.

The following table details Range’s average production and realized pricing for third quarter 2023(a):

	3Q23 Production & Realized Pricing
	Natural Gas (Mcf)	Oil (Bbl)	NGLs (Bbl)	Natural Gas Equivalent (Mcfe)

Net production per day	1,448,972	6,386	105,957	2,123,027

Average NYMEX price	$ 2.55	$82.12	$ 23.81
Differential, including basis hedging	(0.56)	(11.43)	0.63
Realized prices before NYMEX hedges	1.99	70.69	24.44	2.79
Settled NYMEX hedges	0.48	(8.56)	—	0.30
Average realized prices after hedges	$ 2.47	$ 62.13	$ 24.44	$ 3.09

(a)
Totals may not be exact due to rounding

Third quarter 2023 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $3.09 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $1.99 per mcf, or a ($0.56) per mcf differential to NYMEX. The Company now expects full-year 2023 natural gas differentials versus NYMEX to be within a range of ($0.40) to ($0.45) per mcf.

•
Range’s pre-hedge NGL price during the quarter was $24.44 per barrel, approximately $0.63 above the Mont Belvieu weighted equivalent. Fourth quarter 2023 differentials are expected to fall within the range of minus $1.00 to plus $1.00 per barrel, resulting in a premium differential for full year 2023.

•
Crude oil and condensate price realizations, before realized hedges, averaged $70.69 per barrel, or $11.43 below WTI (West Texas Intermediate). Range continues to expect the 2023 condensate differential to average $9.00-$13.00 below WTI.

Capital Expenditures and Operational Activity

Third quarter 2023 drilling and completion expenditures were $146 million. In addition, during the quarter, approximately $5 million was invested in acreage leasehold, gathering systems and other. Total capital spending through third quarter was $478 million, representing approximately 80% of Range’s capital budget for 2023.

The table below summarizes expected 2023 activity regarding the number of wells to sales in each area. Range still expects to turn to sales approximately 650,000 feet of lateral this year, though longer laterals have reduced the number of wells required versus original plans for 61 wells in 2023.

	Wells TIL 3Q 2023	2023 Planned TIL	Remaining 2023
SW PA Super-Rich	0	3	0
SW PA Wet	6	25	9
SW PA Dry	13	20	0
NE PA Dry	0	3	3
Total Wells	19	51	12

Financial Position and Buyback Activity

As of September 30, 2023, Range had net debt outstanding of approximately $1.63 billion, consisting of $1.79 billion of senior notes and $163 million in cash. Range did not repurchase shares during the third quarter.

Guidance – 2023

Capital & Production Guidance

Range is targeting a maintenance program in 2023, resulting in approximately flat production at 2.12 – 2.16 Bcfe per day, with ~30% attributed to liquids production. Range’s 2023 all-in capital budget is $570 million - $615 million.

Updated Full Year 2023 Expense Guidance

Direct operating expense:	$0.11 — $0.13 per mcfe
Transportation, gathering, processing and compression expense:	$1.43 — $1.46 per mcfe
Taxes other than income:	$0.04 — $0.05 per mcfe
Exploration expense:	$22 — $28 million
G&A expense:	$0.17 — $0.19 per mcfe
Interest expense:	$0.14 — $0.16 per mcfe
DD&A expense:	$0.46 — $0.48 per mcfe
Net brokered gas marketing expense:	$0 — $5 million

Updated 2023 Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production.

FY 2023 Natural Gas:(1)	NYMEX minus $0.40 to $0.45
4Q 2023 Natural Gas Liquids:(2)	MB minus $1.00 to +$1.00 per barrel
FY 2023 Oil/Condensate:	WTI minus $9.00 to $13.00

(1) Including basis hedging

(2) Mont Belvieu-equivalent pricing based on weighting of 53% ethane, 27% propane, 8% normal butane, 4% iso-butane and 8% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and to help improve and maintain a strong, flexible financial position. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged basis across the Company’s numerous natural gas sales points to limit volatility between benchmark and regional prices. The combined fair value of natural gas basis hedges as of September 30, 2023, was a net gain of $17.1 million.

Conference Call Information

A conference call to review the financial results is scheduled on Wednesday, October 25 at 8:00 AM Central Time (9:00 AM Eastern Time). Please click here to pre-register for the conference call and obtain a dial in number with passcode.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until November 24th.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual or Quarterly Reports on Form 10-K or 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 value of our proved reserves is a relevant and useful metric for our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by credit and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, future commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price or drilling cost changes. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contact:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Range Media Contact:

Mark Windle, Director of Corporate Communications
724-873-3223
mwindle@rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, in thousands, except per share data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	%	2023	2022	%

Revenues and other income:
Natural gas, NGLs and oil sales (a)	$526,718	$1,435,152		$1,731,382	$3,824,395
Derivative fair value income (loss)	38,394	(457,708)		530,095	(1,636,687)
Brokered natural gas, marketing and other (b)	43,325	132,681		162,092	326,441
ARO settlement (loss) gain (b)	(1)	8		(1)	8
Interest income (b)	1,279	381		4,016	422
Other (b)	9	31		5,477	1,845
Total revenues and other income	609,724	1,110,545	-45%	2,433,061	2,516,424	-3%

Costs and expenses:
Direct operating	22,123	20,918		72,162	60,545
Direct operating – stock-based compensation (c)	439	372		1,280	1,083
Transportation, gathering, processing and compression	277,207	323,019		830,880	941,213
Transportation, gathering, processing and compression – settlements	—	—		—	7,500
Taxes other than income	4,756	9,057		19,643	24,189
Brokered natural gas and marketing	45,723	126,622		156,470	328,649
Brokered natural gas and marketing – stock-based compensation (c)	483	663		1,604	1,868
Exploration	6,658	7,105		18,087	18,540
Exploration – stock-based compensation (c)	312	393		935	1,163
Abandonment and impairment of unproved properties	11,012	3,186		44,308	12,319
General and administrative	29,581	30,085		93,366	92,992
General and administrative – stock-based compensation (c)	8,446	10,402		26,461	32,245
General and administrative – lawsuit settlements	66	81		938	776
Exit costs	10,684	11,065		71,661	58,249
Deferred compensation plan (d)	8,997	5,795		29,546	59,917
Interest expense	29,260	37,173		89,886	121,137
Interest expense – amortization of deferred financing costs (e)	1,339	1,563		4,032	6,775
(Gain) loss on early extinguishment of debt	—	—		(439)	69,232
Depletion, depreciation and amortization	87,619	90,471		259,197	262,573
Gain on sale of assets	(109)	(135)		(353)	(548)
Total costs and expenses	544,596	677,835	-20%	1,719,664	2,100,417	-18%

Income before income taxes	65,128	432,710	-85%	713,397	416,007	71%

Income tax expense:
Current	601	6,981		3,000	20,732
Deferred	15,097	52,642		149,289	26,141
	15,698	59,623		152,289	46,873

Net income	$49,430	$373,087	-87%	$561,108	$369,134	52%

Net Income Per Common Share:
Basic	$0.20	$1.52		$2.30	$1.48
Diluted	$0.20	$1.49		$2.27	$1.45

Weighted average common shares outstanding, as reported:
Basic	241,338	239,768	1%	239,455	242,850	-1%
Diluted	243,937	245,023	0%	242,144	248,360	-3%

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-Q.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e) Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	September 30,	December 31,
	2023	2022
	(Unaudited)	(Audited)
Assets
Current assets	$422,571	$538,662
Derivative assets	217,020	41,915
Natural gas and oil properties, successful efforts method	6,071,332	5,890,404
Other property and equipment	1,562	2,434
Operating lease right-of-use assets	37,801	84,070
Other	95,649	68,077
	$6,845,935	$6,625,562

Liabilities and Stockholders’ Equity
Current liabilities	$638,943	$864,678
Asset retirement obligations	4,570	4,570
Derivative liabilities	—	151,417

Bank debt	—	9,509
Senior notes	1,773,436	1,832,451
Total debt	1,773,436	1,841,960

Deferred tax liabilities	482,869	333,571
Derivative liabilities	417	15,495
Deferred compensation liabilities	65,404	99,907
Operating lease liabilities	17,605	20,903
Asset retirement obligations and other liabilities	115,243	112,981
Divestiture contract obligation	299,868	304,074

Common stock and retained deficit	3,886,387	3,305,198
Other comprehensive loss	495	467
Common stock held in treasury	(439,302)	(429,659)
Total stockholders’ equity	3,447,580	2,876,006
	$6,845,935	$6,625,562

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	%	2023	2022	%

Total revenues and other income, as reported	$609,724	$1,110,545	-45%	$2,433,061	$2,516,424	-3%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement loss (gain)	39,048	(6,969)		(341,599)	631,165
ARO settlement loss (gain)	1	(8)		1	(8)
Total revenues, as adjusted, non-GAAP	$648,773	$1,103,568	-41%	$2,091,463	$3,147,581	-34%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income	$49,430	$373,087	$561,108	$369,134
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense	15,097	52,642	149,289	26,141
Depletion, depreciation and amortization	87,619	90,471	259,197	262,573
Abandonment and impairment of unproved properties	11,012	3,186	44,308	12,319
Derivative fair value (income) loss	(38,394)	457,708	(530,095)	1,636,687
Cash settlements on derivative financial instruments	77,442	(464,677)	188,496	(1,005,522)
Divestiture contract obligation, including accretion	10,606	10,930	71,380	57,791
Amortization of deferred issuance costs and other	997	1,401	3,591	6,521
Deferred and stock-based compensation	18,763	17,242	60,166	95,397
Gain on sale of assets	(109)	(135)	(353)	(548)
(Gain) loss on early extinguishment of debt	—	—	(439)	69,232

Changes in working capital:
Accounts receivable	(29,566)	(25,446)	288,415	(132,644)
Other current assets	(6,522)	3,621	(9,520)	(19,478)
Accounts payable	(8,147)	15,918	(84,291)	52,292
Accrued liabilities and other	(37,976)	(14,979)	(249,455)	(177,806)
Net changes in working capital	(82,211)	(20,886)	(54,851)	(277,636)
Net cash provided from operating activities	$150,252	$520,969	$751,797	$1,252,089

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided from operating activities, as reported	$150,252	$520,969	$751,797	$1,252,089
Net changes in working capital	82,211	20,886	54,851	277,636
Exploration expense	6,658	7,105	18,087	18,540
Lawsuit settlements	66	81	938	776
Transportation, gathering, processing and compression settlements	—	—	—	7,500
Non-cash compensation adjustment and other	335	672	383	1,583
Cash flow from operations before changes in working capital – non-GAAP measure	$239,522	$549,713	$826,056	$1,558,124

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Basic:
Weighted average shares outstanding	244,446	245,468	244,179	249,038
Stock held by deferred compensation plan	(3,108)	(5,700)	(4,724)	(6,188)
Adjusted basic	241,338	239,768	239,455	242,850

Dilutive:
Weighted average shares outstanding	244,446	245,468	244,179	249,038
Dilutive stock options under treasury method	(509)	(445)	(2,035)	(678)
Adjusted dilutive	243,937	245,023	242,144	248,360

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	%	2023	2022	%
Natural gas, NGL and oil sales components:
Natural gas sales	$246,976	$1,053,863		$913,915	$2,593,540
NGLs sales	238,211	325,989		695,368	1,039,057
Oil sales	41,531	55,300		122,099	191,798
Total oil and gas sales, as reported	$526,718	$1,435,152	-63%	$1,731,382	$3,824,395	-55%

Derivative fair value income (loss), as reported:	$38,394	$(457,708)		$530,095	$(1,636,687)
Cash settlements on derivative financial instruments – (gain) loss:
Natural gas	(82,472)	449,713		(196,847)	916,518
NGLs	—	(4,150)		—	18,673
Crude Oil	5,030	19,114		8,351	70,331
Total change in fair value related to commodity derivatives prior to settlement, a non-GAAP measure	$(39,048)	$6,969		$341,599	$(631,165)

Transportation, gathering, processing and compression components:
Natural gas	$142,202	$176,324		$436,912	$513,548
NGLs	134,754	146,695		393,281	435,154
Oil	251	—		687	11
Total transportation, gathering, processing and compression, as reported	$277,207	$323,019		$830,880	$948,713

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$329,448	$604,150		$1,110,762	$1,677,022
NGLs sales	238,211	330,139		695,368	1,020,384
Oil sales	36,501	36,186		113,748	121,467
Total	$604,160	$970,475	-38%	1,919,878	2,818,873	-32%

Production of oil and gas during the periods (a):
Natural gas (mcf)	133,305,469	136,862,857	-3%	396,367,927	399,834,208	-1%
NGLs (bbl)	9,748,012	9,235,626	6%	28,368,181	26,473,922	7%
Oil (bbl)	587,488	653,000	-10%	1,818,773	2,099,630	-13%
Gas equivalent (mcfe) (b)	195,318,469	196,194,613	0%	577,489,651	571,275,520	1%

Production of oil and gas – average per day (a):
Natural gas (mcf)	1,448,972	1,487,640	-3%	1,451,897	1,464,594	-1%
NGLs (bbl)	105,957	100,387	6%	103,913	96,974	7%
Oil (bbl)	6,386	7,098	-10%	6,662	7,691	-13%
Gas equivalent (mcfe) (b)	2,123,027	2,132,550	0%	2,115,347	2,092,584	1%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$1.85	$7.70	-76%	$2.31	$6.49	-64%
NGLs (bbl)	$24.44	$35.30	-31%	$24.51	$39.25	-38%
Oil (bbl)	$70.69	$84.69	-17%	$67.13	$91.35	-27%
Gas equivalent (mcfe) (b)	$2.70	$7.31	-63%	$3.00	$6.69	-55%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$2.47	$4.41	-44%	$2.80	$4.19	-33%
NGLs (bbl)	$24.44	$35.75	-32%	$24.51	$38.54	-36%
Oil (bbl)	$62.13	$55.42	12%	$62.54	$57.85	8%
Gas equivalent (mcfe) (b)	$3.09	$4.95	-37%	$3.32	$4.93	-33%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$1.40	$3.13	-55%	$1.70	$2.91	-42%
NGLs (bbl)	$10.61	$19.86	-47%	$10.65	$22.11	-52%
Oil (bbl)	$61.70	$55.41	11%	$62.16	$57.85	7%
Gas equivalent (mcfe) (b)	$1.67	$3.30	-49%	$1.89	$3.27	-42%

Transportation, gathering and compression expense per mcfe	$1.42	$1.65	-14%	$1.44	$1.66	-13%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering and compression costs.

(d) Net of transportation, gathering and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	%	2023	2022	%

Income from operations before income taxes, as reported	$65,128	$432,710	-85%	$713,397	$416,007	71%
Adjustment for certain special items:
Gain on sale of assets	(109)	(135)		(353)	(548)
Loss (gain) on ARO settlements	1	(8)		1	(8)
Change in fair value related to derivatives prior to settlement	39,048	(6,969)		(341,599)	631,165
Abandonment and impairment of unproved properties	11,012	3,186		44,308	12,319
(Gain) loss on early extinguishment of debt	—	—		(439)	69,232
Transportation, gathering, processing and compression settlements	—	—		—	7,500
Lawsuit settlements	66	81		938	776
Exit costs	10,684	11,065		71,661	58,249
Brokered natural gas and marketing – stock-based compensation	483	663		1,604	1,868
Direct operating – stock-based compensation	439	372		1,280	1,083
Exploration expenses – stock-based compensation	312	393		935	1,163
General & administrative – stock-based compensation	8,446	10,402		26,461	32,245
Deferred compensation plan – adjustment	8,997	5,795		29,546	59,917

Income before income taxes, as adjusted	144,507	457,555	-68%	547,740	1,290,968	-58%

Income tax expense, as adjusted
Current (a)	601	6,981		3,000	20,732
Deferred (a)	32,636	114,389		122,981	322,742

Net income excluding certain items, a non-GAAP measure	$111,270	$336,185	-67%	$421,759	$947,494	-55%

Non-GAAP income per common share
Basic	$0.46	$1.40	-67%	$1.76	$3.90	-55%
Diluted	$0.46	$1.37	-66%	$1.74	$3.82	-54%

Non-GAAP diluted shares outstanding, if dilutive	243,937	245,023		242,144	248,360

(a) Taxes are estimated to be approximately 23% for 2023 and deferred taxes were estimated to be 25% for 2022.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME, EXCLUDING CERTAIN ITEMS AND ADJUSTMENT EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income, as reported	$49,430	$373,087	$561,108	$369,134
Adjustment for certain special items:
Gain on sale of assets	(109)	(135)	(353)	(548)
Loss (gain) on ARO settlements	1	(8)	1	(8)
(Gain) loss on early extinguishment of debt	—	—	(439)	69,232
Change in fair value related to derivatives prior to settlement	39,048	(6,969)	(341,599)	631,165
Transportation, gathering, processing and compression settlements	—	—	—	7,500
Abandonment and impairment of unproved properties	11,012	3,186	44,308	12,319
Lawsuit settlements	66	81	938	776
Exit costs	10,684	11,065	71,661	58,249
Stock-based compensation	9,680	11,830	30,280	36,359
Deferred compensation plan	8,997	5,795	29,546	59,917
Tax impact	(17,539)	(61,747)	26,308	(296,601)

Net income excluding certain items, a non-GAAP measure	$111,270	$336,185	$421,759	$947,494

Net income per diluted share, as reported	$0.20	$1.49	$2.27	$1.45
Adjustment for certain special items per diluted share:
Gain on sale of assets	(0.00)	(0.00)	(0.00)	(0.00)
Loss (gain) on ARO settlements	0.00	(0.00)	0.00	(0.00)
(Gain) loss on early extinguishment of debt	—	—	(0.00)	0.28
Change in fair value related to derivatives prior to settlement	0.16	(0.03)	(1.41)	2.54
Transportation, gathering, processing and compression settlements	—	—	—	0.03
Abandonment and impairment of unproved properties	0.05	0.01	0.18	0.05
Lawsuit settlements	0.00	0.00	0.00	0.00
Exit costs	0.04	0.05	0.30	0.23
Stock-based compensation	0.04	0.05	0.13	0.15
Deferred compensation plan	0.04	0.02	0.12	0.24
Adjustment for rounding differences	—	—	—	0.01
Tax impact	(0.07)	(0.25)	0.11	(1.19)
Dilutive share impact (rabbi trust and other)	—	0.03	0.04	0.03

Net income per diluted share, excluding certain items, a non-GAAP measure	$0.46	$1.37	$1.74	$3.82

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.46	$1.40	$1.76	$3.90
Diluted	$0.46	$1.37	$1.74	$3.82

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Revenues
Natural gas, NGL and oil sales, as reported	$526,718	$1,435,152	$1,731,382	$3,824,395
Derivative fair value income (loss), as reported	38,394	(457,708)	530,095	(1,636,687)
Less non-cash fair value loss (gain)	39,048	(6,969)	(341,599)	631,165
Brokered natural gas and marketing and other, as reported	44,612	133,101	171,584	328,716
Less ARO settlement	1	(8)	1	(8)
Cash revenues	648,773	1,103,568	2,091,463	3,147,581

Expenses
Direct operating, as reported	22,562	21,290	73,442	61,628
Less direct operating stock-based compensation	(439)	(372)	(1,280)	(1,083)
Transportation, gathering and compression, as reported	277,207	323,019	830,880	948,713
Less transportation, gathering and compression settlements	—	—	—	(7,500)
Taxes other than income, as reported	4,756	9,057	19,643	24,189
Brokered natural gas and marketing, as reported	46,206	127,285	158,074	330,517
Less brokered natural gas and marketing stock-based compensation	(483)	(663)	(1,604)	(1,868)
General and administrative, as reported	38,093	40,568	120,765	126,013
Less G&A stock-based compensation	(8,446)	(10,402)	(26,461)	(32,245)
Less lawsuit settlements	(66)	(81)	(938)	(776)
Interest expense, as reported	30,599	38,736	93,918	127,912
Less amortization of deferred financing costs	(1,339)	(1,563)	(4,032)	(6,775)
Cash expenses	408,650	546,874	1,262,407	1,568,725

Cash margin, a non-GAAP measure	$240,123	$556,694	$829,056	$1,578,856

Mmcfe produced during period	195,319	196,195	577,490	571,276

Cash margin per mcfe	$1.23	$2.84	$1.44	$2.76

RECONCILIATION OF INCOME BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Income before income taxes, as reported	$65,128	$432,710	$713,397	$416,007
Adjustments to reconcile income before income taxes to cash margin:
ARO settlements	1	(8)	1	(8)
Derivative fair value (income) loss	(38,394)	457,708	(530,095)	1,636,687
Net cash receipts (payments) on derivative settlements	77,442	(464,677)	188,496	(1,005,522)
Transportation, gathering and compression settlements	—	—	—	7,500
Exploration expense	6,658	7,105	18,087	18,540
Lawsuit settlements	66	81	938	776
Exit costs	10,684	11,065	71,661	58,249
Deferred compensation plan	8,997	5,795	29,546	59,917
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	9,680	11,830	30,280	36,359
Interest – amortization of deferred financing costs	1,339	1,563	4,032	6,775
Depletion, depreciation and amortization	87,619	90,471	259,197	262,573
Gain on sale of assets	(109)	(135)	(353)	(548)
(Gain) loss on early extinguishment of debt	—	—	(439)	69,232
Abandonment and impairment of unproved properties	11,012	3,186	44,308	12,319
Cash margin, a non-GAAP measure	$240,123	$556,694	$829,056	$1,578,856